Exhibit 4.10

CHASE ISSUANCE TRUST

as Issuing Entity

CLASS B(20[ ]-[ ]) TERMS DOCUMENT1

dated as of [ ] [ ], 20[ ]

to

THIRD AMENDED AND RESTATED

CHASESERIES INDENTURE SUPPLEMENT

dated as of December 16, 2024

to

FIFTH AMENDED AND RESTATED INDENTURE

dated as of December 16, 2024

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

as Indenture Trustee and Collateral Agent

[1]

The bracketed provisions set forth herein are included solely for illustrative purposes with respect to any floating rate issuance based on Compounded SOFR. In any transaction involving the issuance of floating rate notes, the applicable interest rate may instead be determined by reference to an alternative benchmark, including other SOFR-based rates. If floating rate notes are issued, the applicable Terms Document will specify the benchmark index and the terms governing the determination of interest payments on such notes.

TABLE OF CONTENTS

		PAGE

ARTICLE I
Definitions and Other Provisions of General Application

Section 1.01	Definitions	1
Section 1.02	Governing Law	8
Section 1.03	Counterparts	8
Section 1.04	Ratification of Indenture and Indenture Supplement	8

ARTICLE II
The Class B(20[ ]-[ ]) Notes

Section 2.01	Creation and Designation	9
Section 2.02	Specification of Required Subordinated Amount and Other Terms	9
Section 2.03	Interest Payment	10
Section 2.04	[Calculation of Interest for the Class B(20[ ]-[ ]) Notes]	10
Section 2.05	[Calculation Agent].	11
Section 2.06	[Effect of a Benchmark Transition Event].	12
Section 2.07	[Determinations, Decisions and Elections].	12
Section 2.08	Payments of Interest and Principal	14
Section 2.09	Form of Delivery of Class B(20[ ]-[ ]) Notes; Depository; Denominations	14
Section 2.10	Delivery and Payment for the Class B(20[ ]-[ ]) Notes	14
Section 2.11	Supplemental Indenture	15

ARTICLE III
Restrictions on Transfer of the Class B(20[ ]-[ ]) Notes

Section 3.01	Private Placement of the Class B(20[ ]-[ ]) Notes	16
Section 3.02	Transfer of the Class B(20[ ]-[ ]) Notes	16

ARTICLE IV
Miscellaneous Provisions

Section 4.01	Amendments	27
Section 4.02	Limitation on Changing the Scheduled Principal Payment Date or Legal Maturity Date	27
Section 4.03	No Ratings Confirmation Required for Class B(20[ ]-[ ]) Notes	27

Exhibit A	Form of Class B Note

i

THIS CLASS B(20[ ]-[ ]) TERMS DOCUMENT (this “Terms Document”), by and between CHASE ISSUANCE TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuing Entity”), having its principal office at c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600, and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION a national banking association, as indenture trustee (the “Indenture Trustee”) and collateral agent (the “Collateral Agent”), is made and entered into as of [ ] [ ], 20[ ].

Pursuant to this Terms Document, the Issuing Entity and the Indenture Trustee shall create a new Tranche of CHASEseries Class B Notes and shall specify the principal terms thereof.

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Indenture Supplement, the Indenture or the Asset Pool Supplement, either directly or by reference therein, have the meanings assigned to them therein;

(3) as used in this Terms Document and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Terms Document or in any such certificate or other document, and accounting terms partly defined in this Terms Document or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Terms Document or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Terms Document or in any such certificate or other document shall control;

(4) the words “hereof,” “herein,” “hereunder” and words of similar import when used in this Terms Document shall refer to this Terms Document as a whole and not to any particular provision of this Terms Document; references to any subsection, Section, clause, Schedule or Exhibit are references to subsections, Sections, clauses, Schedules and Exhibits in or to this Terms Document unless otherwise specified; the term “including” means “including without limitation”; references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; references to any Person include that Person’s successors and assigns; and references to any agreement refer to such agreement, as amended, supplemented or otherwise modified from time to time;

(5) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture Supplement, the Indenture or the Asset Pool Supplement, the terms and provisions of this Terms Document shall be controlling; and

(6) each capitalized term defined herein shall relate only to the Class B(20[ ]-[ ]) Notes and no other Tranche of CHASEseries Notes issued by the Issuing Entity.

“Asset Pool Supplement” means the Fourth Amended and Restated Asset Pool One Supplement to the Indenture, dated as of December 16, 2024, as amended, by and among the Issuing Entity, the Indenture Trustee and the Collateral Agent.

[“Benchmark” means, initially, Compounded SOFR; provided, that if JPMorgan Chase Bank, or its designee, determines on or prior to the applicable Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.]

[“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by JPMorgan Chase Bank or its designee as of the Benchmark Replacement Date:

(a)

the sum of: (i) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (ii) the Benchmark Replacement Adjustment;

(b)	the sum of: (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment;

(c)

the sum of: (i) the alternate rate that has been selected by JPMorgan Chase Bank or its designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (ii) the Benchmark Replacement Adjustment.]

[“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by JPMorgan Chase Bank or its designee as of the Benchmark Replacement Date:

(a)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(b)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(c)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by JPMorgan Chase Bank or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.]

[“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “interest period,” “observation period” and “interest reset date,” timing and frequency of determining rates with respect to each applicable interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that JPMorgan Chase Bank or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if JPMorgan Chase Bank or its designee decides that adoption of any portion of such market practice is not administratively feasible or if JPMorgan Chase Bank or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as JPMorgan Chase Bank or its designee determines is reasonably necessary).]

[“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)

in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(b)

in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.]

[“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(b)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(c)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.]

“Beneficiary” means Chase Card Funding LLC, in its capacity as beneficial owner of the Issuing Entity.

[“Calculation Agent” means JPMorgan Chase Bank, N.A., or one of its affiliates.]

“Chase Card Funding” means Chase Card Funding LLC, a Delaware limited liability company.

“Class B(20[ ]-[ ]) Adverse Event” means the occurrence of any of the following: (a) an Early Amortization Event with respect to the Class B(20[ ]-[ ]) Notes, (b) an Event of Default and acceleration of the Class B(20[ ]-[ ]) Notes, (c) the Class B Usage of the Class C Required Subordinated Amount for the Class B(20[ ]-[ ]) Notes becomes greater than zero.

“Class B(20[ ]-[ ]) Note” means any Note, substantially in the form set forth in Exhibit A-2 to the Indenture Supplement, designated therein as a Class B(20[ ]-[ ]) Note and duly executed and authenticated in accordance with the Indenture.

“Class B(20[ ]-[ ]) Noteholder” means a Person in whose name a Class B(20[ ]-[ ]) Note is registered in the Note Register.

“Class B(20[ ]-[ ]) Tax Opinion” means an Opinion of Counsel stating that (a) with respect to any action that would result in any Class B(20[ ]-[ ]) Notes being beneficially owned by any person other than JPMorgan Chase Bank, National Association for United States federal income tax purposes, such Class B(20[ ]-[ ]) Notes will be characterized as debt for United States federal income tax purposes and (b) with respect to any action, such action will not cause the Issuing Entity be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

“Class B(20[ ]-[ ]) Termination Date” means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class B(20[ ]-[ ]) Notes is paid in full, (b) the Legal Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article V thereof.

“Class B Required Subordinated Amount of Class C Notes” is defined in Section 2.02(a).

[“Compounded SOFR” means the rate for all or part of an Interest Period that is a rate of return of a daily compounded interest investment calculated in accordance with the formula below, with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (0.00000005, or 0.000005%, being rounded upwards):

where:

(a)	“d0”, for any observation period, means the number of U.S. Government Securities Business Days in the relevant observation period;

(b)

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant observation period;

(c)	“SOFRi ”, for any day “i” in the relevant observation period, is equal to SOFR in respect of that day “i”;

(d)	“ni ” means the number of calendar days from and including the U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i + 1”); and

(e)	“d” is the number of calendar days in the relevant observation period.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the spread of [ ]% per annum.]

“Controlled Accumulation Amount” means $[ ]; provided, however, if the Accumulation Period Length is determined to be less than twelve months pursuant to Section 3.12(b)(ii) of the Indenture Supplement, the Controlled Accumulation Amount for any Note Transfer Date with respect to the Class B(20[ ]-[ ]) Notes will be the amount specified in the definition of “Controlled Accumulation Amount” in the Indenture Supplement. .

[“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.]

[“designee” means any party appointed by JPMorgan Chase Bank (which may be one of its affiliates) to make specified determinations, decisions or elections under these benchmark transition provisions.]

“Eligible Purchaser” means a corporation, partnership or other entity which can make the representations set forth in Section 3.02(b) or (c) hereof, as applicable, and that is either (x) a QIB, or in the case of an initial Transfer by Chase Card Funding only, an “Accredited Investor” within the meaning of Rule 501(a)(1)(2)(3) or (7) of Regulation D under the Securities Act or (y) a Non-U.S. Person (as defined in Regulation S under the Securities Act) in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act.

“Exempt Transaction” means a Transfer to an Eligible Purchaser in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws.

“Indenture” means the Fifth Amended and Restated Indenture, dated as of December 16, 2024, as amended, between the Issuing Entity and the Indenture Trustee.

“Indenture Supplement” means the Third Amended and Restated CHASEseries Indenture Supplement, dated as of December 16, 2024, among the Issuing Entity, the Indenture Trustee and the Collateral Agent.

“Initial Dollar Principal Amount” means $[ ].

“Interest Payment Date” means [ ] [ ], 20[ ] and the 15th day of each month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day.

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or in the case of the initial Interest Payment Date, from and including the Issuance Date) to but excluding such Interest Payment Date.

[“interest reset date” means each U.S. Government Securities Business Day during an observation period.]

[“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.]

[“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.]

[“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.]

“Issuance Date” means [ ] [ ], 20[ ].

“JPMorgan Chase Bank” means JPMorgan Chase Bank, National Association, a national banking association.

“Legal Maturity Date” means [ ] [ ], 20[ ].

“Note Interest Rate” means a rate per annum equal to [(floating) Compounded SOFR plus][ ]%.

[“observation period” means, in respect of each interest period for the notes, the period from, and including, the date five U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date five U.S. Government Securities Business Days preceding the Interest Payment Date for such interest period.]

“Paying Agent” means Computershare Trust Company, National Association.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 3.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“QIB” means a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act.

“Record Date” means, for any Note Transfer Date, the last Business Day of the preceding Monthly Period.

[“Reference Time” means, with respect to any determination of the Benchmark for the Class B(20[ ]-[ ]) Notes, (a) if the Benchmark is Compounded SOFR, the SOFR Determination Time and (b) if the Benchmark is not Compounded SOFR, the time determined by JPMorgan Chase Bank, or its designee, after giving effect to the Benchmark Replacement Conforming Changes.]

[“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.]

“Scheduled Principal Payment Date” means [ ] [ ], 20[ ].

[“SOFR” means, with respect to any interest reset date for the notes, the rate determined in accordance with the following provisions:

(a)

the Secured Overnight Financing Rate published with respect to such interest reset date as such rate appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”).

(b)

if the rate specified in (1) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website.]

[“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).]

[“SOFR Administrator’s Website” means the website of the SOFR Administrator, or any successor source.]

[“SOFR Determination Time” means, with respect to any interest reset date, 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day.]

“Stated Principal Amount” means $[ ].

“Targeted Holders” means each holder of a right to receive interest or principal with respect to any interest in the Issuing Entity with respect to which a Class B(20[ ]-[ ]) Tax Opinion has not been rendered; provided, however, that any Person holding more than one right or interest each of which would cause such Person to be a Targeted Holder shall be treated as a single Targeted Holder.

“Transfer” means a sale, conveyance, assignment, hypothecation, pledge, participation, or other form of transfer of any Class B(20[ ]-[ ]) Note.

[“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.]

[“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government securities.]

Section 1.02 Governing Law. THIS TERMS DOCUMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.03 Counterparts. This Terms Document may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

Section 1.04 Ratification of Indenture and Indenture Supplement. As supplemented by this Terms Document, each of the Indenture, the Asset Pool Supplement and the Indenture Supplement is in all respects ratified and confirmed and the Indenture as so supplemented by the Asset Pool Supplement and the Indenture Supplement as so supplemented by this Terms Document shall be read, taken and construed as one and the same instrument.

[END OF ARTICLE I]

ARTICLE II

THE CLASS B(20[ ]-[ ]) NOTES

Section 2.01 Creation and Designation. There is hereby created a Tranche of CHASEseries Class B Notes to be issued pursuant to the Indenture and the Indenture Supplement to be known as the “CHASEseries Class B(20[ ]-[ ]) Notes.”

Section 2.02 Specification of Required Subordinated Amount and Other Terms. For the Class B(20[ ]-[ ]) Notes, for any date of determination, the Class B Required Subordinated Amount of Class C Notes will be an amount equal to:

(a) for any date of determination prior to the occurrence of a Class B(20[ ]-[ ]) Adverse Event, the product of

(i) the sum of

(1) a fraction (x) the numerator of which is equal to the sum of the Class A Required Subordinated Amount of Class C Notes on such date of determination for all outstanding Tranches of CHASEseries Class A Notes for which the Class A Required Subordinated Amount of Class B Notes on such date of determination is greater than zero and (y) the denominator of which is equal to the Adjusted Outstanding Dollar Principal Amount on such date of determination of all outstanding CHASEseries Class B Notes (including the Class B(20[ ]-[ ]) Notes), and

(2) the product of (x) 7.52688% and (y) a fraction (A) the numerator of which is equal to (1) the Adjusted Outstanding Dollar Principal Amount on such date of determination of all outstanding CHASEseries Class B Notes (including the Class B(20[ ]-[ ]) Notes) minus (2) the Class A Required Subordinated Amount of Class B Notes on such date of determination for all outstanding Tranches of CHASEseries Class A Notes for which the Class A Required Subordinated Amount of Class B Notes is greater than zero; provided, however, that such numerator shall not be less than zero and (B) the denominator of which is equal to the Adjusted Outstanding Dollar Principal Amount on such date of determination of all outstanding CHASEseries Class B Notes (including the Class B(20[ ]-[ ]) Notes), and

(ii) the Adjusted Outstanding Dollar Principal Amount on such date of determination of the Class B(20[ ]-[ ]) Notes; and

(b) for any date of determination on and after the date on which a Class B(20[ ]-[ ]) Adverse Event shall have occurred, the greater of (1) the amount determined in subsection 2.02(a) for such date of determination and (2) the amount determined in subsection 2.02(a) for the date immediately prior to the date on which such Class B(20[ ]-[ ]) Adverse Event shall have occurred.

(c) The Issuing Entity may change the percentage set forth in subsection 2.02(a)(i)(2)(x) above, or the formula set forth in clause (a) above, without the consent of any Noteholder so long as the Issuing Entity has (i) received written confirmation from each Note Rating Agency that has rated any Outstanding Notes that the change in either of such percentages or formulas, as applicable, will not result in a Ratings Effect with respect to any Outstanding Notes and (ii) delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion and an Issuing Entity Tax Opinion.

Section 2.03 Interest Payment. (a) For each Interest Payment Date, the amount of interest due with respect to the Class B(20[ ]-[ ]) Notes shall be an amount equal to one-twelfth of the product of (i) the Note Interest Rate times, (ii) the Outstanding Dollar Principal Amount of the Class B(20[ ]-[ ]) Notes determined as of the close of business on the Interest Payment Date preceding the related Note Transfer Date for the Class B(20[ ]-[ ]) Notes; provided, however, that for the first Interest Payment Date, the amount of interest due with respect to the Class B(20[ ]-[ ]) Notes shall be $[ ]. Interest on the Class B(20[ ]-[ ]) Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. [(floating) For each Interest Payment Date, the amount of interest due with respect to the Class B(20[ ]-[ ]) Notes shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times, (B) the Note Interest Rate in effect with respect to the related Interest Period, times, (ii) the Outstanding Dollar Principal Amount of the Class B(20[ ]-[ ]) Notes determined as of the close of business on the Interest Payment Date preceding the related Note Transfer Date for the Class B(20[ ]-[ ]) Notes; provided, however, that for the first Interest Payment Date, the amount of interest due with respect to the Class B(20[ ]-[ ]) Notes shall be an amount equal to the product of (x) the Outstanding Dollar Principal Amount of the Class B(20[ ]-[ ]) Notes on the Issuance Date, (y) [ ] (actual number of days in the related Interest Period) divided by 360 and (z) the Note Interest Rate in effect with respect to the Class B(20[ ]-[ ]) Notes on the SOFR Determination Time. Interest on the Class B(20[ ]-[ ]) Notes will be calculated on the basis of the actual number of days elapsed and a 360-day year.]

(b) Pursuant to Section 3.03 of the Indenture Supplement, on each Note Transfer Date with respect to the Class B(20[ ]-[ ]) Notes, the Indenture Trustee shall deposit into the Class B(20[ ]-[ ]) Interest Funding Sub-Account the portion of CHASEseries Available Finance Charge Collections allocable to the Class B(20[ ]-[ ]) Notes.

Section 2.04 [Calculation of Interest for the Class B(20[ ]-[ ]) Notes].

(i) The Class B(20[ ]-[ ]) Notes will bear interest at a floating annual rate equal to the Benchmark, which will initially be Compounded SOFR, determined as described below, plus a spread of [ ]% per annum. Interest on the Class B(20[ ]-[ ]) Notes will be paid monthly in arrears on the 15th day of each calendar month, beginning on [ ]. If the interest rate so calculated is less than 0.00% for any interest period, then the interest rate for the Class B(20[ ]-[ ]) Notes for such interest period will be deemed to be 0.00%. For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the spread of [ ]% per annum.

(ii) For the avoidance of doubt, for the purposes of calculating the interest due on the Class B(20[ ]-[ ]) Notes for each interest period, SOFR applicable to any day during any such interest period if such day is not a U.S. Government Securities Business Day will be the rate with respect to the immediately preceding interest reset date. The interest payable on the Class B(20[ ]-[ ]) Notes for any interest period will be calculated as of the date five U.S. Government Securities Business Days before the Interest Payment Date for that interest period.

(iii) Notwithstanding the foregoing, if JPMorgan Chase Bank or its designee determines on or prior to the relevant Reference Time for the Class B(20[ ]-[ ]) Notes that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Compounded SOFR or the then-current Benchmark at any time when the Class B(20[ ]-[ ]) Notes are outstanding, then the provisions set forth below in [Section 2.06] will thereafter apply to all determinations of the interest rate on the Class B(20[ ]-[ ]) Notes.

(iv) In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Class B(20[ ]-[ ]) Notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the spread of [ ]% per annum.

(v) If the maturity date of the Class B(20[ ]-[ ]) Notes falls on a day that is not a business day, payment of principal and interest with respect to the Class B(20[ ]-[ ]) Notes will be paid on the next business day with the same force and effect as if made on such maturity date, and no interest on that payment will accrue from and after that maturity date. In the event that any interest payment date for the Class B(20[ ]-[ ]) Notes would otherwise fall on a day that is not a business day, that interest payment date will be postponed to the next day that is a business day and interest will accrue to, but excluding, the date interest is paid. However, if the postponement of any such interest payment date (other than any interest payment date falling on the maturity date) would cause the day to fall in the next calendar month, that interest payment date will instead be brought forward to the immediately preceding business day.

(vi) The interest rate on the Class B(20[ ]-[ ]) Notes will in no event be higher than the maximum rate permitted by applicable law. In addition, when calculating Compounded SOFR for any interest period with respect to the Class B(20[ ]-[ ]) Notes, if SOFR attributable to a particular day during that interest period is negative, then the amount of interest attributable to that day may be less than zero; provided, that in no event will the amount of interest payable on the Class B(20[ ]-[ ]) Notes for any interest period be less than zero.

Section 2.05 [Calculation Agent].

(i) JPMorgan Chase Bank, or any other firm appointed by it (which may be one of its affiliates), will act as the Calculation agent with respect to the Class B(20[ ]-[ ]) Notes. All calculations by the Calculation Agent, in the absence of manifest error, will be conclusive for all purposes and binding on the issuing entity, the owner trustee, the indenture trustee and the holders of the Class B(20[ ]-[ ]) Notes.

(ii) The Calculation Agent will, upon the request of the holder of any Class B(20[ ]-[ ]) Notes, provide the Note Interest Rate then in effect with respect to any Interest Period.

Section 2.06 [Effect of a Benchmark Transition Event].

(i) Benchmark Replacement. If JPMorgan Chase Bank or its designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time for the Class B(20[ ]-[ ]) Notes in respect of any determination of the applicable Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Class B(20[ ]-[ ]) Notes in respect of such determination on such date and all determinations on all subsequent dates.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, JPMorgan Chase Bank or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Section 2.07 [Determinations, Decisions and Elections].

(i) JPMorgan Chase Bank is expressly authorized to make certain determinations, decisions and elections under the terms of the Class B(20[ ]-[ ]) Notes, including under the benchmark transition provisions. In addition, JPMorgan Chase Bank is authorized to appoint a designee (which may be one of its affiliates) to make certain of those determinations, decisions and elections, including any determination that a Benchmark Transition Event and its related Benchmark Replacement have occurred, and the related determinations of the Benchmark Replacement and Benchmark Replacement Adjustment.

(ii) Any determination, decision or election that may be made by JPMorgan Chase Bank or by its designee (including by any affiliate acting as its designee) under the terms of the Class B(20[ ]-[ ]) Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1) will be conclusive and binding absent manifest error;

(2) if made by JPMorgan Chase Bank, will be made in its sole discretion;

(3) if made by a designee of JPMorgan Chase Bank, will be made after consultation with JPMorgan Chase Bank, and the designee will not make any such determination, decision or election to which JPMorgan Chase Bank reasonably objects; and

(4) notwithstanding anything to the contrary in the indenture or the Class B(20[ ]-[ ]) Notes, shall become effective without consent from the holders of those notes or any other party.

(iii) If JPMorgan Chase Bank appoints a designee to make any determination, decision or election under the terms of the Class B(20[ ]-[ ]) Notes and that designee fails to make any required determination, decision or election, then JPMorgan Chase Bank will make that determination, decision or election on the same basis as described above.

(iv) Notwithstanding the requirements set forth in the Indenture, the Asset Pool Supplement or the Indenture Supplement with respect to amendments:

(1) any amendment resulting from a determination, decision or election made pursuant to the provisions set forth in this [Section 2.07] with respect to (i) a Benchmark Transition Event, (ii) a Benchmark Replacement or (iii) any Benchmark Replacement Conforming Changes shall be deemed effective without requiring the consent of the affected Noteholders;

(2) to the extent permitted by Trust Indenture Act of 1939, as amended, this Terms Document may be amended by the issuing entity without the consent of the Indenture Trustee, the Owner Trustee, any Noteholder or any other person and without satisfying any other amendment provisions of the Indenture, the Asset Pool Supplement or the Indenture Supplement solely in connection with any Benchmark Replacement Conforming Changes; provided, that the Issuing Entity (or the Servicer on its behalf) has delivered notice of such amendment to each Note Rating Agency, the Indenture Trustee and the Owner Trustee on or prior to the date such amendment is executed; provided, further, that any such Benchmark Replacement Conforming Changes shall not affect the Owner Trustee’s or Indenture Trustee’s rights, indemnities or obligations without the Owner Trustee’s or Indenture Trustee’s consent, respectively; and

(3) for the avoidance of doubt, any Benchmark Replacement Conforming Changes in any amendment to this Terms Document may be retroactive (including retroactive to the Benchmark Replacement Date) and the related terms document may be amended more than once in connection with any Benchmark Replacement Conforming Changes.

Section 2.08 Payments of Interest and Principal.

(a) Any installment of interest or principal payable on any Class B(20[ ]-[ ]) Note which is punctually paid or duly provided for by the Issuing Entity and the Indenture Trustee on the applicable Interest Payment Date or Principal Payment Date shall be paid by the Paying Agent to the Person in whose name such Class B(20[ ]-[ ]) Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person’s account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of Cede & Co., payment shall be made by wire transfer in immediately available funds to the account designated by such nominee.

(b) The right of the Class B(20[ ]-[ ]) Noteholders to receive payments from the Issuing Entity will terminate on the first Business Day following the Class B(20[ ]-[ ]) Termination Date.

Section 2.09 Form of Delivery of Class B(20[ ]-[ ]) Notes; Depository; Denominations.

(a) The Class B(20[ ]-[ ]) Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A. The terms of Class B(20[ ]-[ ]) Notes set forth in Exhibit A are part of the terms of this Terms Document.

(b) The Class B(20[ ]-[ ]) Notes shall initially be issued in definitive, fully registered, certificated form and shall initially be retained by and registered in the name of Chase Card Funding. In the event any Class B(20[ ]-[ ]) Note is Transferred in an Exempt Transaction, such Class B(20[ ]-[ ]) Note may be issued either in the form of a global Registered Note as provided in Sections 2.02 and 3.01(i) of the Indenture, respectively, or in definitive, fully registered, certificated form, as applicable, and shall initially be registered in the name of the beneficial owner as listed in the Note Register. If, however, any Class B(20[ ]-[ ]) Note is Transferred pursuant to an effective registration under the Securities Act and applicable state securities or “blue sky” laws, such Class B(20[ ]-[ ]) Note shall be issued in the form of a global Registered Note as provided in Sections 2.02 and 3.01(i) of the Indenture, respectively. The Depository for any Class B(20[ ]-[ ]) Notes issued as global Registered Notes shall be The Depository Trust Company, with each such Class B(20[ ]-[ ]) Note being registered in the name of Cede & Co., its nominee.

(c) The Class B(20[ ]-[ ]) Notes (i) initially issued to and retained by Chase Card Funding and any Class B(20[ ]-[ ]) Notes Transferred in an Exempt Transaction will be issued in minimum denominations of $250,000 and integral multiples of $1,000 in excess of that amount and (ii) Transferred pursuant to an effective registration statement will be issued in minimum denominations of $1,000 and integral multiples of that amount.

Section 2.10 Delivery and Payment for the Class B(20[ ]-[ ]) Notes. The Issuing Entity shall execute and deliver the Class B(20[ ]-[ ]) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Class B(20[ ]-[ ]) Notes when authenticated, each in accordance with Section 3.03 of the Indenture.

Section 2.11 Supplemental Indenture. The Issuing Entity may enter into a supplemental indenture with respect to the Class B(20[ ]-[ ]) Notes as provided in Section 9.01 of the Indenture; provided, however, that any supplemental indenture which provides for an additional or alternative form of credit enhancement for the Class B(20[ ]-[ ]) Notes shall, in addition to the requirements set forth in Section 9.01 of the Indenture, require confirmation from the Note Rating Agencies that have rated any Outstanding Notes of the CHASEseries that such change in credit enhancement will not result in a Ratings Effect with respect to any Outstanding Notes of the CHASEseries.

[END OF ARTICLE II]

ARTICLE III

RESTRICTIONS ON TRANSFER OF THE CLASS B(20[ ]-[ ]) NOTES2

Section 3.01 Private Placement of the Class B(20[ ]-[ ]) Notes.

(a) The Class B(20[ ]-[ ]) Notes have not been registered under the Securities Act, or any state securities or blue sky law. No Transfer of any Class B(20[ ]-[ ]) Note shall be made except either (i) pursuant to an effective registration under the Securities Act and applicable state securities or “blue sky” laws or (ii) in an Exempt Transaction. The Class B(20[ ]-[ ]) Notes initially purchased by Chase Card Funding and any Class B(20[ ]-[ ]) Notes Transferred in an Exempt Transaction shall bear a legend to the effect set forth in subsection 3.01(b) below. None of the Issuing Entity, the Transfer Agent and Note Registrar, the Owner Trustee or the Indenture Trustee is obligated to register the Class B(20[ ]-[ ]) Notes under the Securities Act or any other securities or “blue sky” law or to take any other action not otherwise required under this Terms Document, the Indenture, the Indenture Supplement, the Asset Pool Supplement or the Transfer and Servicing Agreement to permit the Transfer of Class B(20[ ]-[ ]) Notes without registration or as described above; provided, however, that in connection with any Transfer of a Class B(20[ ]-[ ]) Note, Chase Card Funding may, in its sole discretion, register the Class B(20[ ]-[ ]) Notes under the Securities Act or any other securities or “blue sky” law.

(b) Each Class B(20[ ]-[ ]) Note (i) initially issued to Chase Card Funding or (ii) Transferred in an Exempt Transaction shall bear a restrictive legend to the following effect:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE, OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS.

Section 3.02 Transfer of the Class B(20[ ]-[ ]) Notes.

(a) Transfer of the Class B(20[ ]-[ ]) Notes Pursuant to an Effective Registration under the Securities Act with a Class B(20[ ]-[ ]) Tax Opinion. If, at the time of any proposed Transfer of the Class B(20[ ]-[ ]) Notes by Chase Card Funding, as initial holder of the Class B(20[ ]-[ ]) Notes, the Class B(20[ ]-[ ]) Notes have been registered under the Securities Act and a Class B(20[ ]-[ ]) Tax Opinion is rendered, then the proposed Transfer will not be subject to any additional restrictions with respect to such Transfer or its proposed transferee. With respect to any such Transfer, the Class B(20[ ]-[ ]) Note shall be transferred for a global Registered Note which shall bear a legend to the following effect:

[2]	Article III is applicable to Class B tranches that have not been registered under the Securities Act, or any state securities or blue sky law.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST CHASE ISSUANCE TRUST, OR JOIN IN ANY INSTITUTION AGAINST CHASE ISSUANCE TRUST, IN, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES OR THE INDENTURE.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS OF JPMORGAN CHASE BANK, NATIONAL ASSOCIATION FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

(b) Transfer of the Class B(20[ ]-[ ]) Notes in an Exempt Transaction with a Class B(20[ ]-[ ]) Tax Opinion. If, at the time of any proposed Transfer of the Class B(20[ ]-[ ]) Notes in an Exempt Transaction, a Class B(20[ ]-[ ]) Tax Opinion is rendered, then such Transfer shall be made in compliance with the restrictions set forth in this subsection 3.02(b) (including the applicable legends to be set forth on the face of the Class B(20[ ]-[ ]) Notes as provided in Exhibit A) (1) to a Person (A)(x) who the Issuing Entity reasonably believes is a QIB or (y) only in connection with an initial Transfer by Chase Card Funding of Class B(20[ ]-[ ]) Notes, who is an “Accredited Investor” as defined in Rule 501(a)(1)(2)(3) or (7) of Regulation D (“Regulation D”) under the Securities Act, and (B) that is aware that the resale or other transfer is being made in reliance on Rule 144A or (2) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S (“Regulation S”) under the Securities Act. Each Eligible Purchaser who becomes a Holder of a Class B(20[ ]-[ ]) Note in connection with an Exempt Transaction, by its acceptance of such Class B(20[ ]-[ ]) Note, will, in the case of a global Registered Note, be deemed to have acknowledged, represented to and agreed with the Issuing Entity and Chase Card Funding (and in the case of a certificated Class B(20[ ]-[ ]) note will be required to provide a certificate acknowledging, representing to and agreeing with the Issuing Entity and Chase Card Funding) as follows:

(i) It understands and acknowledges that the Class B(20[ ]-[ ]) Notes may only be Transferred (A) in the United States to QIBs pursuant to Rule 144A, or (B) outside the United States pursuant to Regulation S.

(ii) It understands that the Class B(20[ ]-[ ]) Notes have not been and will not be registered under the Securities Act or any state or other applicable securities law and that the Class B(20[ ]-[ ]) Notes, or any interest or participation therein, may not be Transferred unless registered pursuant to, or exempt from registration under, the Securities Act and any other applicable securities law.

(iii) It has had access to such financial and other information concerning the Issuing Entity, Chase Card Funding and the Class B(20[ ]-[ ]) Notes as it has deemed necessary in connection with its decision to purchase the Class B(20[ ]-[ ]) Notes.

(iv) It acknowledges that the Class B(20[ ]-[ ]) Notes will bear legends to the following effect unless the Issuing Entity determines otherwise, consistent with applicable law:

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE, OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS AND ONLY (1) TO THE ISSUING ENTITY, (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN THE CASE OF INITIAL TRANSFERS ONLY, PURSUANT TO SECTION 4(2) UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)(2)(3) or (7) OF REGULATION D (“REGULATION D”) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”) PURCHASING FOR ITS OWN ACCOUNT OR AN ACCREDITED INVESTOR PURCHASING FOR THE ACCOUNT OF AN ACCREDITED INVESTOR, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 501(a)(1)(2)(3) or (7) OF REGULATION D OR (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT. EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE PURSUANT TO CLAUSE (2) ABOVE, IS DEEMED TO REPRESENT THAT IT IS EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

THIS NOTE IS SUBJECT TO ADDITIONAL RESTRICTIONS ON RESALE OR TRANSFER SET FORTH IN THE CLASS B(20[ ]-[ ]) TERMS DOCUMENT (AS HEREINAFTER DEFINED).

PRIOR TO PURCHASING ANY NOTES, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTION ON RESALE OR TRANSFER. THE ISSUING ENTITY HAS NOT AGREED TO REGISTER THE NOTES UNDER THE SECURITIES ACT, TO QUALIFY THE NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER.

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.”

(v) If it is acquiring any Class B(20[ ]-[ ]) Note, or any interest or participation therein, as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to such account and that it has full power to make the acknowledgements, representations and agreements contained herein on behalf of each such account.

(vi) It (A)(x) is a QIB, (y) is aware that the sale to it is being made in reliance on Rule 144A and if it is acquiring such Class B(20[ ]-[ ]) Notes or any interest or participation therein for the account of another QIB, such QIB is aware that the sale is being made in reliance on Rule 144A and (z) is acquiring such Class B(20[ ]-[ ]) Notes or any interest or participation therein for its own account or for the account of a QIB, (B) in the case of initial Transfers only (x) is an Accredited Investor, (y) is aware that the sale to it is being made in reliance on Section 4(2) under the Securities Act and if it is acquiring such Class B(20[ ]-[ ]) Notes or any interest or participation therein for the account of another Accredited Investor, such Accredited Investor is aware that the sale is being made in reliance on Section 4(2) under the Securities Act and (z) is acquiring such Class B(20[ ]-[ ]) Notes or any interest or participation therein for its own account or for the account of an Accredited Investor, or (C) is not a U.S. Person (as defined in Regulation S) and is purchasing such Class B(20[ ]-[ ]) Notes or any interest or participation therein in an offshore transaction pursuant to Regulation S.

(vii) It is purchasing the Class B(20[ ]-[ ]) Notes for its own account, or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Class B(20[ ]-[ ]) Notes, or any interest or participation therein pursuant to the provisions of this Terms Document.

(viii) It agrees that if in the future it should offer, sell or otherwise transfer such Class B(20[ ]-[ ]) Note or any interest or participation therein, it will do so only (A) to the Issuing Entity, (B) pursuant to Rule 144A to a person who it reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, purchasing for its own account or for the account of a QIB, whom it has informed that such offer, sale or other transfer is being made in reliance on Rule 144A or (C) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act.

(ix) If it is acquiring such Class B(20[ ]-[ ]) Note or any interest or participation therein in an offshore transaction (as defined in Regulation S), it acknowledges that the Class B(20[ ]-[ ]) Notes will be represented in the form of a global Registered Note as provided in Sections 2.02 and 3.01(i) of the Indenture, respectively or in definitive, fully registered, certificated form, as applicable, and that transfers thereof or any interest or participation therein are restricted as set forth in this Terms Document. If it is a QIB, it acknowledges that the Class B(20[ ]-[ ]) Notes offered in reliance on Rule 144A will be represented in the form of a global Registered Note as provided in Sections 2.02 and 3.01(i) of the Indenture, respectively or in definitive, fully registered, certificated form, as applicable, and that transfers thereof or any interest or participation therein are restricted as set forth in this Terms Document.

(x) It acknowledges that the Issuing Entity, the Indenture Trustee, JPMorgan Chase Bank, Chase Card Funding and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Issuing Entity, the Owner Trustee, JPMorgan Chase Bank and Chase Card Funding.

(xi) With respect to any foreign purchaser claiming an exemption from United States income or withholding tax, it shall have delivered to the Indenture Trustee a true and complete Form W-8, Form 1001 or Form 4224 or such equivalent form then in effect, indicating such exemption.

(xii) It acknowledges that transfers of the Class B(20[ ]-[ ]) Notes or any interest or participation therein shall be subject in all respects to the restrictions applicable thereto contained in this Terms Document.

(c) Transfer of the Class B(20[ ]-[ ]) Notes in an Exempt Transaction without a Class B(20[ ]-[ ]) Tax Opinion. If, at the time of any proposed Transfer of the Class B(20[ ]-[ ]) Notes in an Exempt Transaction by Chase Card Funding, as initial holder of the Class B(20[ ]-[ ]) Notes, a Class B(20[ ]-[ ]) Tax Opinion has not been rendered, then the Transfer restrictions described in subsection 3.02(b)(i) through (iii) and (v) through (xii) (other than clause (iv)), in addition to the restrictions set forth below, will govern. Each Eligible Purchaser who becomes a Holder of a Class B(20[ ]-[ ]) Note, in connection with an Exempt Transaction for which a Class B(20[ ]-[ ]) Tax Opinion has not been rendered, by its acceptance of such Class B(20[ ]-[ ]) Note, will be required to execute a certificate addressed to the Issuing Entity and Chase Card Funding acknowledging and representing and agreeing to the restrictions described in subsection 3.01(b)(i) through (iii) and (v) through (xii) and as follows:

(i) Unless a Class B(20[ ]-[ ]) Tax Opinion is rendered, no portion of the Class B(20[ ]-[ ]) Notes or any interest therein may be Transferred in an Exempt Transaction except in accordance with this subsection 3.02(c). No portion of the Class B(20[ ]-[ ]) Notes or any interest therein may be Transferred in an Exempt Transaction, unless the Indenture Trustee has received an Issuing Entity Tax Opinion with respect to such Transfer.

(ii) Any attempted Transfer of a Class B(20[ ]-[ ]) Note that would cause the number of Targeted Holders to exceed ninety-five shall be void.

(iii) Such Eligible Purchaser is, for federal income tax purposes, either (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia which, if such entity is a tax exempt entity, recognizes that payments with respect to the Class B(20[ ]-[ ]) Notes may constitute unrelated business taxable income, (3) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (4) (a) a trust for which a court within the United States is able to exercise primary supervision over its administration and for which one or more persons described in this paragraph are able to control all substantial decisions or (b) a trust for which a valid election has been made to be treated as an United States person. Such Eligible Purchaser also shall agree that it will furnish to the Person from whom it is acquiring any interest in the Class B(20[ ]-[ ]) Notes and the Indenture Trustee, a properly executed U.S. Internal Revenue Service Form W 9 (and will agree to furnish a new Form W 9, or any successor applicable form, upon the expiration or obsolescence of any previously delivered form) and such other certifications, representations or Opinions of Counsel as may be requested by the Indenture Trustee.

(iv) Such Eligible Purchaser has not acquired and will not Transfer any interest in the Class B(20[ ]-[ ]) Notes or cause an interest in the Class B(20[ ]-[ ]) Notes to be marketed, on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and any Treasury regulations thereunder, including, without limitation, an over the counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations. In addition, such Eligible Purchaser shall certify to the Issuing Entity and the Indenture Trustee, prior to any delivery or Transfer to it of any Class B(20[ ]-[ ]) Notes, (1) that it is not and will not become (and that, if it is disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(a) (a “DRE”), its owner is not and will not become), for so long as the Eligible Purchaser holds an interest in the Class B(20[ ]-[ ]) Notes, a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes (a “Flow-Thru Entity”), or (2) that if the Eligible Purchaser (or, if the Eligible

Purchaser is a DRE, its owner) is, or becomes, a Flow-Thru Entity, for so long as the Eligible Purchaser (or, if the Eligible Purchaser is a DRE, its owner) is a Flow-Thru Entity and the Eligible Purchaser holds an interest in the Class B(20[ ]-[ ]) Notes, not more than 50% of the value of any interests in such Eligible Purchaser (or, if the Eligible Purchaser is a DRE, its owner) will be attributable to interests in the Issuing Entity held by such Eligible Purchaser. Such Eligible Purchaser of an interest in the Class B(20[ ]-[ ]) Notes acknowledges that the Opinion of Counsel to the effect that the Issuing Entity will not be treated as an association or publicly traded partnership taxable as a corporation is dependent in part on the accuracy of its certifications described in this subsection 3.02(c).

(v) Any request for registration of Transfer of all or any portion of the Class B(20[ ]-[ ]) Notes in an Exempt Transaction pursuant to this subsection 3.02(c) shall be made at the office of the Indenture Trustee, as Transfer Agent and Note Registrar. Only upon receipt by the Indenture Trustee of the written consent of the Issuing Entity to such Transfer shall the Class B(20[ ]-[ ]) Notes (or such portion thereof) be transferred upon the Note Register; provided, however, that such consent shall only be withheld based upon the reasonable belief of the Issuing Entity that such Transfer may cause the number of Targeted Holders to exceed ninety-five. Such Transfers of all or any portion of the Class B(20[ ]-[ ]) Notes shall be subject to the restrictions set forth in this subsection 3.02(c). Successive registrations and registrations of Transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note Register.

(vi) No portion of the Class B(20[ ]-[ ]) Notes or any interest therein may be Transferred in an Exempt Transaction to (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA), including governmental plans and church plans, (b) any “plan” (as defined in Section 4975(e)(1) of the Code) including individual retirement accounts and Keogh plans, or (c) any other entity whose underlying assets include “plan assets” (within the meaning of Department of Labor Regulation Section 2510.3 101, 29 C.F.R. § 2510.3 101 or otherwise under ERISA) by reason of a plan’s investment in the entity, including, without limitation, an insurance company general account.

(vii) It acknowledges that the Class B(20[ ]-[ ]) Notes will bear legends to the following effect unless the Issuing Entity determines otherwise, consistent with applicable law:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE, OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO THE ISSUING ENTITY, (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A

QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) IN THE CASE OF INITIAL TRANSFERS ONLY, PURSUANT TO SECTION 4(2) UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)(2)(3) or (7) OF REGULATION D (“REGULATION D”) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”) PURCHASING FOR ITS OWN ACCOUNT OR AN ACCREDITED INVESTOR PURCHASING FOR THE ACCOUNT OF AN ACCREDITED INVESTOR, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 501(a)(1)(2)(3) or (7) OF REGULATION D. EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE PURSUANT TO CLAUSE (2) ABOVE, IS DEEMED TO REPRESENT THAT IT IS EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

PRIOR TO PURCHASING ANY NOTES, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTION ON RESALE OR TRANSFER. THE ISSUING ENTITY HAS NOT AGREED TO REGISTER THE NOTES UNDER THE SECURITIES ACT, TO QUALIFY THE NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER.

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE IS SUBJECT TO ADDITIONAL RESTRICTIONS ON RESALE OR TRANSFER SET FORTH IN THE CLASS B(20[ ]-[ ]) TERMS DOCUMENT (AS HEREINAFTER DEFINED). THIS NOTE MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF THE ISSUING ENTITY.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST CHASE ISSUANCE TRUST, OR JOIN IN ANY INSTITUTION AGAINST CHASE ISSUANCE TRUST, IN, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES OR THE INDENTURE.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS OF JPMORGAN CHASE BANK, NATIONAL ASSOCIATION FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY ITS ACQUISITION OF A BENEFICIAL INTEREST HEREIN, WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT, AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN FOR, ON BEHALF OF OR WITH ANY ASSETS OF, (A) AN EMPLOYEE BENEFIT PLAN (WITHIN THE MEANING OF SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A PLAN (WITHIN THE MEANING OF SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) SUBJECT TO SECTION 4975 OF THE CODE (CLAUSES A AND B TOGETHER “ERISA PLANS”), OR (C) A GOVERNMENTAL PLAN (WITHIN THE MEANING OF SECTION 3(32) OF ERISA), CHURCH PLAN (WITHIN THE MEANING OF SECTION 3(33) OF ERISA) (EACH, A “PLAN”), OR NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(b)(4) OF ERISA) OR (II) ITS ACQUISITION AND HOLDING OF THIS NOTE OR A BENEFICIAL INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, A VIOLATION OF ANY SUBSTANTIALLY SIMILAR NON-U.S., FEDERAL, STATE OR LOCAL LAW).

WITH RESPECT TO HOLDERS THAT ARE ERISA PLANS, THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, INCLUDING ANY FIDUCIARY PURCHASING THIS NOTE OR OTHERWISE ACTING ON BEHALF OF AN ERISA PLAN WITH RESPECT TO ITS INVESTMENT IN THIS NOTE (“PLAN FIDUCIARY”), BY ITS ACQUISITION OF A BENEFICIAL INTEREST HEREIN, WILL BE DEEMED TO REPRESENT AND WARRANT THAT:

1.	THE DECISION TO ACQUIRE THIS NOTE HAS BEEN MADE BY THE PLAN FIDUCIARY;

2.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, CHASE CARD FUNDING LLC, CHASE ISSUANCE TRUST, ANY UNDERWRITER AND ANY OF THEIR AFFILIATES (THE “TRANSACTION PARTIES”) HAVE NOT PROVIDED NOR WILL PROVIDE ADVICE TO IT WITH RESPECT TO THE ACQUISITION OF OR INVESTMENT IN THIS NOTE BY THE PLAN, AND THE PLAN FIDUCIARY:

a.

IS A BANK AS DEFINED IN SECTION 202 OF THE INVESTMENT ADVISERS ACT OF 1940 (THE “ADVISERS ACT”), OR SIMILAR INSTITUTION THAT IS REGULATED AND SUPERVISED AND SUBJECT TO PERIODIC EXAMINATION BY A U.S. STATE OR U.S. FEDERAL AGENCY;

b.	IS AN INSURANCE CARRIER WHICH IS QUALIFIED UNDER THE LAWS OF MORE THAN ONE U.S. STATE TO PERFORM THE SERVICES OF MANAGING, ACQUIRING OR DISPOSING OF ASSETS OF A PLAN;

c.

IS AN INVESTMENT ADVISER REGISTERED UNDER THE ADVISERS ACT, OR, IF NOT REGISTERED AS AN INVESTMENT ADVISER UNDER THE ADVISERS ACT BY REASON OF PARAGRAPH (1) OF SECTION 203A OF THE ADVISERS ACT, IS REGISTERED AS AN INVESTMENT ADVISER UNDER THE LAWS OF THE U.S. STATE IN WHICH IT MAINTAINS ITS PRINCIPAL OFFICE AND PLACE OF BUSINESS;

d.	IS A BROKER-DEALER REGISTERED UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED; OR

e.

HOLDS, OR HAS UNDER ITS MANAGEMENT OR CONTROL, TOTAL ASSETS OF AT LEAST $50 MILLION (PROVIDED THAT THIS CLAUSE SHALL NOT BE SATISFIED IF THE PLAN FIDUCIARY IS AN INDIVIDUAL DIRECTING HIS OR HER OWN INDIVIDUAL RETIREMENT ACCOUNT OR PLAN ACCOUNT OR A RELATIVE OF SUCH INDIVIDUAL);

3.

THE PLAN FIDUCIARY IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH RESPECT TO PARTICULAR TRANSACTIONS AND INVESTMENT STRATEGIES, INCLUDING THE ACQUISITION BY THE PLAN OF THIS NOTE;

4.

THE PLAN FIDUCIARY IS A “FIDUCIARY” WITH RESPECT TO THE PLAN WITHIN THE MEANING OF SECTION 3(21) OF ERISA, SECTION 4975 OF THE INTERNAL REVENUE CODE, OR BOTH, AND IS RESPONSIBLE FOR EXERCISING INDEPENDENT JUDGMENT IN EVALUATING THE PLAN’S INVESTMENT IN THIS NOTE;

5.	NONE OF THE TRANSACTION PARTIES HAS EXERCISED ANY AUTHORITY TO CAUSE THE PLAN TO INVEST IN THIS NOTE OR TO NEGOTIATE THE TERMS OF THE PLAN’S INVESTMENT IN THIS NOTE; AND

6.	THE PLAN FIDUCIARY HAS BEEN INFORMED BY THE TRANSACTION PARTIES:

a.

THAT NONE OF THE TRANSACTION PARTIES ARE OR WILL UNDERTAKE TO PROVIDE IMPARTIAL INVESTMENT ADVICE OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY, AND THAT NO SUCH ENTITY HAS GIVEN INVESTMENT ADVICE OR OTHERWISE MADE A RECOMMENDATION, IN CONNECTION WITH THE BENEFIT PLAN’S INVESTMENT IN THIS NOTE; AND

b.	OF THE EXISTENCE AND NATURE OF THE TRANSACTION PARTIES FINANCIAL INTERESTS IN THIS NOTE.

The Issuing Entity will facilitate any Transfer of the Class B(20[ ]-[ ]) Notes consistent with the requirements of this Section 3.02, including assisting in the determination as to whether the number of Targeted Holders would exceed ninety-five.

Any transfer, resale, pledge or other transfer of the Class B(20[ ]-[ ]) Notes contrary to the restrictions set forth in this Section 3.02 and in this Terms Document shall be deemed void ab initio by the Indenture Trustee. As used in this Section 3.02, the terms “United States” and “U.S. persons” have the meaning given them in Regulation S.

[END OF ARTICLE III]

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01 Amendments. Notwithstanding anything to the contrary contained herein, each Class B(20[ ]-[ ]) Note and this Terms Document may be amended or supplemented to modify the restrictions on and procedures for Transfer of the Class B(20[ ]-[ ]) Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the Transfer of restricted securities generally. Each Noteholder shall by its acceptance of such Class B(20[ ]-[ ]) Note, have agreed to any such amendment or supplement.

Section 4.02 Limitation on Changing the Scheduled Principal Payment Date or Legal Maturity Date. So long as the Class B(20[ ]-[ ]) Notes are held by the Beneficiary or any Affiliate of the Beneficiary, (a) neither the Scheduled Principal Payment Date nor the Legal Maturity Date of such Class B(20[ ]-[ ]) Notes may be amended to an earlier date and (b) the Class B(20[ ]-[ ]) Notes may not be cancelled prior to their Scheduled Principal Payment Date by presentation by the Beneficiary or any Affiliate of the Beneficiary of such Class B(20[ ]-[ ]) Notes to the Indenture Trustee for cancellation except in accordance with Section 11.02 of the Indenture or if the Outstanding Dollar Principal Amount of the Class B(20[ ]-[ ]) Notes is paid in full pursuant to the provisions of this Terms Document.

Section 4.03 No Ratings Confirmation Required for Class B(20[ ]-[ ]) Notes. Notwithstanding Section 3.10(a)(iii) of the Indenture, and regardless whether the Class B(20[ ]-[ ]) Notes have been rated by any Note Rating Agency, the Issuing Entity will not be required to obtain written confirmation from each Note Rating Agency that an issuance of a new Tranche of Notes will not have a Ratings Effect on the Class B(20[ ]-[ ]) Notes.

[END OF ARTICLE IV]

IN WITNESS WHEREOF, the parties hereto have caused this Terms Document to be duly executed, all as of the day and year first above written.

CHASE ISSUANCE TRUST

By:	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrator

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Indenture Trustee and Collateral Agent

By:
Name:
Title:

Chase Issuance Trust

CHASEseries Class B(20[ ]-[ ]) Terms Document

EXHIBIT A

FORM OF CLASS B NOTE

I. Legends to be applied with respect to an initial Class B(20[ ]-[ ]) Note issued to Chase Card Funding:

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST CHASE ISSUANCE TRUST, OR JOIN IN ANY INSTITUTION AGAINST CHASE ISSUANCE TRUST, IN, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES OR THE INDENTURE.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE, OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO THE ISSUING ENTITY, (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN THE CASE OF INITIAL TRANSFERS ONLY, PURSUANT TO SECTION 4(2) UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)(2)(3) or (7) OF REGULATION D (“REGULATION D”) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”) PURCHASING FOR ITS OWN ACCOUNT OR AN ACCREDITED INVESTOR PURCHASING FOR THE ACCOUNT OF AN ACCREDITED INVESTOR, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 501(a)(1)(2)(3) or (7) OF REGULATION D OR (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT. EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE PURSUANT TO CLAUSE (2) ABOVE, IS DEEMED TO REPRESENT THAT IT IS EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

PRIOR TO PURCHASING ANY NOTES, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTION ON RESALE OR TRANSFER. THE ISSUING ENTITY HAS NOT AGREED TO REGISTER THE NOTES UNDER THE SECURITIES ACT, TO QUALIFY THE

NOTES UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER.

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

II. Legends to be applied with respect to Class B(20[ ]-[ ]) Notes Transferred pursuant to an effective registration under the Securities Act and a Class B(20[ ]-[ ]) Tax Opinion:

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST CHASE ISSUANCE TRUST, OR JOIN IN ANY INSTITUTION AGAINST CHASE ISSUANCE TRUST, IN, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES OR THE INDENTURE.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS OF JPMORGAN CHASE BANK, NATIONAL ASSOCIATION FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

III. Legends to be applied with respect to Class B(20[ ]-[ ]) Notes Transferred in an Exempt Transaction with a Class B(20[ ]-[ ]) Tax Opinion:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE, OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO THE ISSUING ENTITY, (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN THE CASE OF INITIAL TRANSFERS ONLY, PURSUANT TO SECTION 4(2) UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)(2)(3) or (7) OF REGULATION D (“REGULATION D”) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”) PURCHASING FOR ITS OWN ACCOUNT OR AN ACCREDITED INVESTOR PURCHASING FOR THE ACCOUNT OF AN ACCREDITED INVESTOR, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 501(a)(1)(2)(3) or (7) OF REGULATION D OR (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT. EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE PURSUANT TO CLAUSE (2) ABOVE, IS DEEMED TO REPRESENT THAT IT IS EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

PRIOR TO PURCHASING ANY NOTES, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTION ON RESALE OR TRANSFER. THE ISSUING ENTITY HAS NOT AGREED TO REGISTER THE NOTES UNDER THE SECURITIES ACT, TO QUALIFY THE NOTES UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER.

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE IS SUBJECT TO ADDITIONAL RESTRICTIONS ON RESALE OR TRANSFER SET FORTH IN THE CLASS B(20[ ]-[ ]) TERMS DOCUMENT (AS HEREINAFTER DEFINED).

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST CHASE ISSUANCE TRUST, OR JOIN IN ANY INSTITUTION AGAINST CHASE ISSUANCE TRUST, IN, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES OR THE INDENTURE.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS OF JPMORGAN CHASE BANK, NATIONAL ASSOCIATION FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

IV. Legends to be applied with respect to Class B(20[ ]-[ ]) Notes Transferred in an Exempt Transaction without a Class B(20[ ]-[ ]) Tax Opinion:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE, OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO THE ISSUING ENTITY, (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) IN THE CASE OF INITIAL TRANSFERS ONLY, PURSUANT TO SECTION 4(2) UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1)(2)(3) or (7) OF REGULATION D (“REGULATION D”) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”) PURCHASING FOR ITS OWN ACCOUNT OR AN ACCREDITED INVESTOR PURCHASING FOR THE ACCOUNT OF AN ACCREDITED INVESTOR, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 501(a)(1)(2)(3) or (7) OF REGULATION D. EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE PURSUANT TO CLAUSE (2) ABOVE, IS DEEMED TO REPRESENT THAT IT IS EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

PRIOR TO PURCHASING ANY NOTES, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTION ON RESALE OR TRANSFER. THE ISSUING ENTITY HAS NOT AGREED TO REGISTER THE NOTES UNDER THE SECURITIES ACT, TO QUALIFY THE NOTES UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER.

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE IS SUBJECT TO ADDITIONAL RESTRICTIONS ON RESALE OR TRANSFER SET FORTH IN THE CLASS B(20[ ]-[ ]) TERMS DOCUMENT (AS HEREINAFTER DEFINED). THIS NOTE MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF THE ISSUING ENTITY.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST CHASE ISSUANCE

TRUST, OR JOIN IN ANY INSTITUTION AGAINST CHASE ISSUANCE TRUST, IN, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES OR THE INDENTURE.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS OF JPMORGAN CHASE BANK, NATIONAL ASSOCIATION FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY ITS ACQUISITION OF A BENEFICIAL INTEREST HEREIN, WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT, AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN FOR, ON BEHALF OF OR WITH ANY ASSETS OF, (A) AN EMPLOYEE BENEFIT PLAN (WITHIN THE MEANING OF SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A PLAN (WITHIN THE MEANING OF SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) SUBJECT TO SECTION 4975 OF THE CODE (CLAUSES A AND B TOGETHER “ERISA PLANS”), OR (C) A GOVERNMENTAL PLAN (WITHIN THE MEANING OF SECTION 3(32) OF ERISA), CHURCH PLAN (WITHIN THE MEANING OF SECTION 3(33) OF ERISA) (EACH, A “PLAN”), OR NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(b)(4) OF ERISA) OR (II) ITS ACQUISITION AND HOLDING OF THIS NOTE OR A BENEFICIAL INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, A VIOLATION OF ANY SUBSTANTIALLY SIMILAR NON-U.S., FEDERAL, STATE OR LOCAL LAW).

WITH RESPECT TO HOLDERS THAT ARE ERISA PLANS, THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, INCLUDING ANY FIDUCIARY PURCHASING THIS NOTE OR OTHERWISE ACTING ON BEHALF OF AN ERISA PLAN WITH RESPECT TO ITS INVESTMENT IN THIS NOTE (“PLAN FIDUCIARY”), BY ITS ACQUISITION OF A BENEFICIAL INTEREST HEREIN, WILL BE DEEMED TO REPRESENT AND WARRANT THAT:

1.	THE DECISION TO ACQUIRE THIS NOTE HAS BEEN MADE BY THE PLAN FIDUCIARY;

2.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, CHASE CARD FUNDING LLC, CHASE ISSUANCE TRUST, ANY UNDERWRITER AND ANY OF THEIR AFFILIATES (THE “TRANSACTION PARTIES”) HAVE NOT PROVIDED NOR WILL PROVIDE ADVICE TO IT WITH RESPECT TO THE ACQUISITION OF OR INVESTMENT IN THIS NOTE BY THE PLAN, AND THE PLAN FIDUCIARY:

a.

IS A BANK AS DEFINED IN SECTION 202 OF THE INVESTMENT ADVISERS ACT OF 1940 (THE “ADVISERS ACT”), OR SIMILAR INSTITUTION THAT IS REGULATED AND SUPERVISED AND SUBJECT TO PERIODIC EXAMINATION BY A U.S. STATE OR U.S. FEDERAL AGENCY;

b.	IS AN INSURANCE CARRIER WHICH IS QUALIFIED UNDER THE LAWS OF MORE THAN ONE U.S. STATE TO PERFORM THE SERVICES OF MANAGING, ACQUIRING OR DISPOSING OF ASSETS OF A PLAN;

c.

IS AN INVESTMENT ADVISER REGISTERED UNDER THE ADVISERS ACT, OR, IF NOT REGISTERED AS AN INVESTMENT ADVISER UNDER THE ADVISERS ACT BY REASON OF PARAGRAPH (1) OF SECTION 203A OF THE ADVISERS ACT, IS REGISTERED AS AN INVESTMENT ADVISER UNDER THE LAWS OF THE U.S. STATE IN WHICH IT MAINTAINS ITS PRINCIPAL OFFICE AND PLACE OF BUSINESS;

d.	IS A BROKER-DEALER REGISTERED UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED; OR

e.

HOLDS, OR HAS UNDER ITS MANAGEMENT OR CONTROL, TOTAL ASSETS OF AT LEAST $50 MILLION (PROVIDED THAT THIS CLAUSE SHALL NOT BE SATISFIED IF THE PLAN FIDUCIARY IS AN INDIVIDUAL DIRECTING HIS OR HER OWN INDIVIDUAL RETIREMENT ACCOUNT OR PLAN ACCOUNT OR A RELATIVE OF SUCH INDIVIDUAL);

3.

THE PLAN FIDUCIARY IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH RESPECT TO PARTICULAR TRANSACTIONS AND INVESTMENT STRATEGIES, INCLUDING THE ACQUISITION BY THE PLAN OF THIS NOTE;

4.

THE PLAN FIDUCIARY IS A “FIDUCIARY” WITH RESPECT TO THE PLAN WITHIN THE MEANING OF SECTION 3(21) OF ERISA, SECTION 4975 OF THE INTERNAL REVENUE CODE, OR BOTH, AND IS RESPONSIBLE FOR EXERCISING INDEPENDENT JUDGMENT IN EVALUATING THE PLAN’S INVESTMENT IN THIS NOTE;

5.	NONE OF THE TRANSACTION PARTIES HAS EXERCISED ANY AUTHORITY TO CAUSE THE PLAN TO INVEST IN THIS NOTE OR TO NEGOTIATE THE TERMS OF THE PLAN’S INVESTMENT IN THIS NOTE; AND

6.	THE PLAN FIDUCIARY HAS BEEN INFORMED BY THE TRANSACTION PARTIES:

a.

THAT NONE OF THE TRANSACTION PARTIES ARE OR WILL UNDERTAKE TO PROVIDE IMPARTIAL INVESTMENT ADVICE OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY, AND THAT NO SUCH ENTITY HAS GIVEN INVESTMENT ADVICE OR OTHERWISE MADE A RECOMMENDATION, IN CONNECTION WITH THE BENEFIT PLAN’S INVESTMENT IN THIS NOTE; AND

b.	OF THE EXISTENCE AND NATURE OF THE TRANSACTION PARTIES FINANCIAL INTERESTS IN THIS NOTE.

REGISTERED	$ __________

No. R-__	CUSIP NO. _________

CHASE ISSUANCE TRUST

[Floating Rate][Fixed Rate]

CHASEseries CLASS B(20[ ]-[ ]) NOTE

Chase Issuance Trust, a statutory trust created under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to CHASE CARD FUNDING LLC, or registered assigns, subject to the following provisions, a principal sum of _________ payable on [ ] [ ], 20[ ] (the “Scheduled Principal Payment Date”), except as otherwise provided below or in the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on [ ] [ ], 20[ ] (the “Legal Maturity Date”). Interest will accrue on this Note at the rate of [Compounded SOFR plus][ ]% per annum, as more specifically set forth in the Class B(20[ ]-[ ]) Terms Document, dated as of [ ] [ ], 20[ ] (the “Class B(20[ ]-[ ]) Terms Document”), between the Issuing Entity, the Indenture Trustee and the Collateral Agent, and shall be due and payable on each Interest Payment Date from the Monthly Interest Accrual Date in the related Monthly Period (or, in the case of the first Interest Payment Date, from and including the date of issuance of this Note) to but excluding the first Monthly Interest Accrual Date after the end of that Monthly Period. Interest will be computed on the basis of [actual number of days elapsed and a 360-day year][a 360-day year consisting of twelve 30-day months]. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

CHASE ISSUANCE TRUST,
as Issuing Entity

By:	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrator

By:
Name:
Title:

Date:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Date:

[REVERSE OF NOTE]

This Class B Note is one of the Notes of a duly authorized issue of Notes of the Issuing Entity, designated as its “CHASEseries Class B(20[ ]-[ ]) Notes” (herein called the “Notes”), all issued under a Fifth Amended and Restated Indenture dated as of December 16, 2024 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuing Entity and Computershare Trust Company, National Association, as indenture trustee (the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture), as supplemented by a Fourth Amended and Restated Asset Pool One Supplement dated as of December 16, 2024, as amended (the “Asset Pool One Supplement”), a Third Amended and Restated CHASEseries Indenture Supplement, dated as of December 16, 2024 (the “Indenture Supplement”), and the Class B(20[ ]-[ ]) Terms Document, each between the Issuing Entity and Computershare Trust Company, National Association, as Indenture Trustee and collateral agent (the “Collateral Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee, the Collateral Agent and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

Although a summary of certain provisions of the Indenture is set forth below, this Note is qualified in its entirety by the terms and provisions of the Indenture and reference is made to that Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Indenture Trustee.

The Class A Notes and the Class C Notes will also be issued under the Indenture.

The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture and the Asset Pool One Supplement.

Principal of this Note will be payable on the Scheduled Principal Payment Date in an amount described on the face hereof, subject to the provisions of the Indenture.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the Legal Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default relating solely to the non-payment of interest on the Notes shall have occurred and be continuing and the Indenture Trustee or the Holders of more than 66 2⁄3% of the Outstanding Dollar Principal Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 6.02 of the Indenture; provided, however, that such acceleration of the entire unpaid principal amount of the Notes may be rescinded by the holders of more than 66 2⁄3% of the Outstanding Dollar Principal Amount of the Notes. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto.

On any Payment Date on or after the Payment Date on which the aggregate Nominal Liquidation Amount (after giving effect to all payments on such Payment Date) of any class of Notes is reduced to less than 10% of its highest Outstanding Dollar Principal Amount at any time, the Servicer has the right, but not the obligation, to redeem such class of Notes in whole but not in part, pursuant to Section 11.02 of the Indenture. The redemption price of such Notes will equal 100% of the Outstanding Dollar Principal Amount of such Tranche plus accrued, unpaid and additional interest or principal accreted and unpaid on such Tranche to but excluding the date of redemption.

Subject to the terms and conditions of the Indenture, the Issuing Entity may, from time to time, issue one or more series of Notes secured by one or more asset pools. Subject to the terms of the Asset Pool One Supplement, the Issuing Entity may, from time to time, issue one or more series of Notes secured by Asset Pool One. Subject to the terms and conditions of the Indenture Supplement, the Issuing Entity may, from time to time, issue one or more Tranches of CHASEseries Notes.

On each Payment Date, the Paying Agent shall distribute to each Noteholder of record on the related Record Date (except for the final distribution with respect to this Note) such Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Notes. Final payments of this Note will be made only upon presentation and surrender of this Note at the office or offices therein specified.

Payments of interest on this Note due and payable on each Interest Payment Date, together with the installment of principal, if any, due and payable on each Principal Payment Date, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the clearing agency (initially, such nominee to be Cede & Co.), as applicable, payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuing Entity, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed within five days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of New York. On any payment of interest or principal being made, details of such payment shall be entered by the Indenture Trustee on behalf of the Issuing Entity in Schedule A hereto.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuing Entity pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Issuing Entity may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee, the Collateral Agent or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Collateral Agent or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee, the Collateral Agent or the Indenture Trustee or of any successor or assign of the Indenture Trustee, the Collateral Agent or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Issuing Entity, or join with any institution against the Issuing Entity, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture, the Asset Pool One Supplement, the CHASEseries Indenture Supplement, the Terms Document or any Derivative Agreement.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuing Entity, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Notes under the Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing more than 66 2⁄3% of the Outstanding Dollar Principal Amount of the Notes. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Dollar Principal Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuing Entity” as used in this Note includes any successor to the Issuing Entity under the Indenture.

The Issuing Entity is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

THIS NOTE AND THE INDENTURE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity or the Owner Trustee or of any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity). The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Indenture, the Asset Pool One Supplement, the CHASEseries Indenture Supplement and the Class B(20[ ]-[ ]) Terms Document, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Notwithstanding the allocation provisions of the Indenture, the Asset Pool One Supplement, each additional Asset Pool Supplement, the CHASEseries Indenture Supplement and the indenture supplements for each other Series of Notes, if any, to the extent that the CHASEseries Noteholders are deemed to have any interest in any assets of the Issuing Entity allocated to other Notes, each Noteholder or Note Owner, by acceptance of a Note, or in the case of a Note Owner, a beneficial interest in a Note, shall agree that their interest in those assets is subordinate to claims or rights of such other Noteholders to those other assets. Further, each Noteholder or Note Owner, by acceptance of a Note, or in the case of a Note Owner, a beneficial interest in a Note, shall agree that such agreement constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:__________________________

____________________________________*

Signature Guaranteed:

*

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

SCHEDULE A

PART I

INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of payment by or on behalf of the Issuing Entity

PART II

PRINCIPAL PAYMENTS

Date of Payment	Total Amount Payable	Total Amount Paid	Confirmation of payment by or on behalf of the Issuing Entity

A-19